Exhibit 10.5

ASSIGNMENT AND ASSUMPTION OF BUILDING LEASE

For good and valuable consideration, the receipt and sufficiency of which is expressly acknowledged, the undersigned, P.P.P., LLC, a Colorado limited liability company (“Assignor”), whose business address is located at 1443-1447 Stout Street, Denver, Colorado hereby grants, conveys, assigns, and transfers, to STOUT RESTAURANT CONCEPTS, INC., a Colorado corporation (“Assignee”), any and all of Assignor’s right, title and interest in and to the Building Lease dated July 7, 2001, and any subsequent addenda (the “Lease”, a copy of which is attached hereto as Exhibit A), between BK-Stout, LLC (“Landlord”), as assignee of Dikeou Realty, and 2222 Inc. for the Bradshaw Building located at 1443 through 1447 Stout Street, Denver, Colorado (the “Property”, which was assigned to Assignor on or about March 9, 2006 with the consent of Landlord (attached as Exhibit B hereto), together with any and all money due and to become due thereon with interest, and all rights accrued or to accrue under the Lease. This Assignment and Assumption of Building Lease shall be effective upon (a) the approval of a “temporary permit” to Assignee from the licensing authorities in and for the City and County of Denver and State of Colorado of the transfer of 1443 Corporation Inc.’s liquor and adult cabaret licenses and (b) a Closing as contemplated in the Agreement for the Purchase and Sale of Assets.

ADDITIONAL TERMS

1.                      Landlord hereby confirms that (i) the term of the Lease expires on August 31, 2016, unless earlier terminated in accordance with its terms, and (ii) to Landlord’s knowledge, there is no existing default by Tenant under the Lease.

2.                     Neither this Assignment nor Landlord’s consent hereto shall release or discharge Assignor or Existing Guarantors from any liability whether past, present or future under this Lease.

3.                     Neither Assignor nor Existing Guarantors (as defined below) shall be released from any liability under the lease because of Landlord’s failure to give notice of default under or in respect to any of the terms, covenants, conditions, provisions or agreements of the Lease.

4.             Consent of Landlord to this Assignment shall not in anyway be construed to relieve Assignor or Assignee of the obligation to obtain the express written consent of Landlord, in advance, to any further assignment.

5.                     Assignee hereby agrees to perform faithfully and to be bound by all of the terms, covenants, conditions, provisions and agreements of the Lease accruing on or after the mutual execution of this Agreement.

6.                     Assignor, Assignee, Existing Guarantors and all other guarantors of the Lease shall be and continue to be liable for the payment of all bills rendered by Landlord for the charges incurred by Assignee for services and materials supplied to the Property.

7.                     It is covenanted and agreed that under no circumstances shall Landlord be liable for any brokerage commission or other charge or expense in connection with this Assignment.

8.                     Landlord may pursue any of Assignor, Assignee, Existing Guarantors and all other guarantors of the Lease at Landlord’s sole discretion for any amounts owed, including but not limited to minimum rent, late fees and attorney fees.

9.                     All notices and demands which may or are to be required or permitted to be given by either party on the other hereunder shall be in writing. All notices and demands by the Landlord to the Assignee shall be sent by United States Mail, postage prepaid, addressed to the Assignee at the Premises, and to the address below, or to such other place as Assignee may from time to time designate in a notice to the Landlord. All notices and demands by the Assignee to the Landlord shall be sent by United States Mail, postage prepaid, addressed to the Landlord at the address set forth herein, and to such other person or place as the Landlord may from time to time designate in a notice to the Assignee.

To Landlord at: 1615 California Street Suite 707, Denver, Colorado 80202
To Assignee at:

10.                  Except as amended hereby, the Lease shall remain unchanged and the Lease is ratified and confirmed by the parties.

11.                  The grant, conveyance, assignment, and transfer herein shall be free and clear of any and all liens and encumbrances on the Property (other than Landlord’s existing mortgage which encumbers the Property). No additional consent shall be required in the event the underlying transaction with Assignee does not close for any reason and Assignor regains possession of the Property. Except as amended hereby, the Lease shall remain unchanged and the Lease is ratified and confirmed by the parties.

12.                  This Assignment may be signed in counterparts (which may include electronic facsimiles) signed by any one or more of the parties but which together shall constitute a single instrument effective for all purposes as of the date set forth above when each of the parties has signed at least one counterpart.

13.                  Concurrently with delivery of Landlord’s consent to this Assignment, the parties have fully executed and delivered an Agreement Relating to Assumption/Assignment of Building Lease.

   [This space left blank intentionally.   Signatures appear on next page.]

Dated: December 19, 2007.

ASSIGNOR:		ASSIGNEE:

P.P.P., LLC,		STOUT RESTAURANT CONCEPTS, INC.,
a Colorado limited liability company		a Colorado corporation

By	/s/ Lance Migliaccio	By	/s/ Troy Lowrie
Lance Migliaccio, Manager		Troy Lowrie, President

EXISTING GUARANTORS:

/s/ Lance Migliaccio
Lance Migliaccio

/s/ Gidget Bridget Sanders
Gidget Bridget Sanders

/s/ Anthony Scott Falcone
Anthony Scott Falcone

/s/ Frank Henry Walley,IV
Frank Henry Walley, IV

/s/ Ted R. Bullard
Ted R. Bullard

Consented to by Landlord:

BK-STOUT, LLC,

a Colorado limited liability company

By	/s/ John Dikeou
John Dikeou, Agent